UDC.IC/PRESS RELEASE/8K



CONTACTS:                  Steven T. Darak
                           Senior Vice President and Chief Financial Officer
                           (602) 852-6600

                           Investor Relations
                           Ugly Duckling Corporation
                           Investor-relations@uglyduckling.com

FOR IMMEDIATE RELEASE

UGLY DUCKLING ANNOUNCES CLOSING OF AN INVENTORY LINE OF CREDIT

     PHOENIX - September 6, 2001 - Ugly Duckling Corporation (Nasdaq NM: UGLY), today announced that it has entered into a $36 million inventory line of credit with Automotive Finance Corporation (AFC), a wholly owned subsidiary of ALLETE, Inc. This line of credit replaces the company's existing inventory line of credit. As previously announced, the company's prior lender has made a strategic decision to exit the automobile finance business. The new inventory facility has an interest rate set at an increment above the prime rate, an advance rate starting at 80% of the company's investment in its inventory and expires at the end of June 2003.

     Bob Fulton, Vice President and Treasurer of the company, stated: "We are very pleased to have closed this inventory line of credit with a significant increase in both the total line and the advance rate on our inventory. This facility with AFC is a great opportunity for us to build on a relationship we currently have with its sister company, the ADESA Corporation auto auctions, one of North America's largest and fastest growing auto auctions."

About Ugly Duckling Corporation

     Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is the largest operator of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 76 Ugly Duckling dealerships, located in 11 metropolitan areas in eight states. *****

     This press release  includes  statements  that  constitute  forward-looking statements  within the  meaning of the safe  harbor  provisions  of the  Private
Securities Litigation Reform Act of 1995. We claim the protection of the safe-harbor for our forward looking statements. Forward-looking statements are often characterized by the words "may," "anticipates," "believes," "estimates," "projects," "expects" or similar expressions and do not reflect historical facts. Forward-looking statements in this release relate, among other matters, to the positive financial impact of the new inventory line and Adesa relationship. Forward looking statements include risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward looking statements. Factors that could affect our results and cause or contribute to differences from these forward-looking statements include, but are not limited to: any decline in consumer acceptance of our car sales strategies or marketing campaigns; any inability of the Company to finance its operations in light of a tight credit market for the sub-prime industry, any deterioration in the used car finance industry, increased competition in the used car sales and finance industry or adverse economic conditions; any inability of the Company to monitor and improve its underwriting and collection processes; any changes in estimates and assumptions in, and the ongoing adequacy of, our allowance for credit losses, including losses occurring at or below expected levels; any inability of the Company to continue to reduce operating expenses as a percentage of sales; any material litigation against us or material, unexpected developments in existing litigation; and any new or revised accounting, tax or legal guidance that adversely affect used car sales or financing. Other factors are detailed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in our most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 attached to any such Form 10-Q) and elsewhere in our Securities and Exchange Commission filings. In addition, the foregoing factors may affect generally our business, results of operations and financial position. There may also be other factors that we are currently unable to identify or quantify, but that may arise or become known in the future. Forward looking statements speak only as of the date the statement was made. By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes after the date of this report. References to Ugly Duckling Corporation as the largest chain of buy-here pay-here used car dealerships in the United States is management's belief based upon the knowledge of the industry and not on any current independent third party study.